UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2019

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437‑6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b‑2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2019, Ampio Pharmaceuticals, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Holli Cherevka.  In connection with her continued service as the Company’s Chief Operating Officer, Ms. Cherevka will receive an annual base salary of $280,000 pursuant to the Employment Agreement and is entitled to continue to participate in the Company’s  benefit plans on terms available to other Company employees. The Employment Agreement has an initial term of 24 months from the effective date, and is subject to certain automatic renewal provisions.

In addition, Ms. Cherevka will receive a one-time equity award of 200,000 stock options at an exercise price per share of $0.51, which was the closing price of the Company’s stock on September 16, 2019 (100,000 of which vested on September 16, 2019 and 100,000 of which shall vest on September 16, 2020).  Subject to approval of the Company’s Compensation Committee, Ms. Cherevka will be eligible to participate in compensation programs established by the Company as set forth from time to time for senior executive officers, with a target annual equity award opportunity no less favorable than is available to other similarly-situated senior executives of the Company generally.  She will also be eligible for an annual discretionary bonus of up to 50% of annual base salary based on the achievement of certain performance goals established by the Company. In the event of termination without cause (as defined in the Employment Agreement), Ms. Cherevka will be entitled to a lump sum payment equal to six months of her base salary in effect at the date of termination, less applicable withholding and certain offsetting payments (including offsets for any and all compensation that she may receive from other employment subsequent to her employment with the Company pursuant to a duty to mitigate such severance payment).  Additionally, all outstanding stock options held by Ms. Cherevka will become fully vested and exercisable upon her termination without cause.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and incorporated herein.

Item 8.01 Other Events.

On September 18, 2019, the Company issued a press release announcing that Cooley LLP has been engaged to represent Ampio with respect to a potential strategic transaction, as well as related matters. Jeff Libson, a partner at Cooley, will lead the Cooley team and will provide legal advice to the newly formed Transaction Advisory Committee (TAC) and Ampio’s Board of Directors.

On September 17, 2019, the Company issued a press release announcing the progress to date in the Company’s special protocol assessment (SPA) phase three clinical trial, which included then number of consented/enrolled patients, the number of injected patients and patients approved for injection but not yet injected, the number of consented patients that did not meet the trials inclusion/exclusion criteria and the expected number of active clinical sites at the end of September.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated September 16, 2019, between the Company and Holli Cherevka
99.1	Ampio Pharmaceuticals, Inc., press release dated September 18, 2019
99.2	Ampio Pharmaceuticals, Inc., press release dated September 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Michael Macaluso
Michael Macaluso
Chief Executive Officer

Dated: September 20, 2019